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                                   Exhibit 11
                        Computation of Per Share Earnings
                                   (Unaudited)
                     (In thousands except per share amounts)

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
                                                                                    Three Months Ended
                                                                        ----------------------------------------

                                                                           March 2,                  March 3,
                                                                             1997                      1996
                                                                        --------------            --------------
Primary per share earnings


Earnings applicable to primary
   per share earnings                                                          $2,400                    $2,826
                                                                        ==============            ==============

Average number of common shares
   outstanding                                                                 11,007                    12,939

Add - common equivalent shares
   representing shares issuable
   upon exercise of stock options
   and stock grants                                                               276                       196
                                                                        --------------            --------------

Average shares used to calculate
   primary per share earnings                                                  11,283                    13,135
                                                                        ==============            ==============

Primary per share earnings                                                      $0.21                     $0.22
                                                                        ==============            ==============




Fully diluted per share earnings

Earnings applicable to fully diluted
   per share earnings                                                          $2,400                    $2,826
                                                                        ==============            ==============

Average number of common shares
   outstanding                                                                 11,007                    12,939

Add - common equivalent shares
   representing shares issuable
   upon exercise of stock options
   and stock grants                                                               290                       214
                                                                        --------------            --------------

Average shares used to calculate
   fully diluted per share earnings                                            11,297                    13,153
                                                                        ==============            ==============

Net fully diluted per share earnings                                            $0.21                     $0.21
                                                                        ==============            ==============

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